Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-276216 on Form F-3 of our report dated December 14, 2023, relating to the financial statements of Cobar Management Pty Limited appearing in the Annual Report on Form 20-F of Metals Acquisition Limited for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu

Parramatta, Australia

July 3, 2024